Exhibit 99.1
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D61359-S34037 6. The ESPP Proposal — to consider and vote upon a proposal to approve the New Nextdoor Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/ prospectus as Annex I (the “ESPP Proposal”); and 5. The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve the New Nextdoor Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/ prospectus as Annex H (the “Equity Incentive Plan Proposal”); 7. The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the special meeting (the “Adjournment Proposal”). 1. The BCA Proposal — to consider and vote upon a proposal to approve the business combination described in the proxy statement/prospectus, including (a) adopting the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the merger of Merger Sub with and into Nextdoor, with Nextdoor surviving the merger as a wholly owned subsidiary of New Nextdoor, in accordance with the terms and subject to the conditions of the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the proxy statement/prospectus (the “BCA Proposal”); 2. The Charter Proposal — to consider and

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D61360-S34037 KHOSLA VENTURES ACQUISITION CO. II Special Meeting of Shareholders November 2, 2021 11:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Samir Kaul and Peter Buckland, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KHOSLA VENTURES ACQUISITION CO. II that the shareholder(s) is/ are entitled to vote at the Special Meeting of Shareholders to be held at 11:00 AM, EDT on November 2, 2021, virtually at www.virtualshareholdermeeting.com/KVSB2021SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side